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                                                                   EXHIBIT 10.10

                                PROMISSORY NOTE
                            SECURED BY DEED OF TRUST



$1,000,000.00                                                  Las Vegas, Nevada
                                                              September 11, 1997

     This Promissory Note ("Note") is executed pursuant to the Construction Loan Agreement (the "Loan Agreement"), dated as of September 11, 1997 between Inco Homes Corporation, a Delaware corporation ("Borrower"), and Michael Petersen ("Lender"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     FOR VALUE RECEIVED, Borrower promises to pay to Lender, or order, the principal sum of One Million Dollars ($1,000,000.00) (the "Note Amount"), as provided in the Loan Agreement, together with interest as provided herein.

I.   Interest Rate. Interest shall accrue on the outstanding portion of the Note
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Amount (i.e., the portion advanced by Lender to the Disbursement Agent), from
September 15, 1997, through an including the date the Note Amount is paid in full, at the rate of twelve and one-quarter percent (12.25%) per annum. Interest shall be calculated on the basis of a 360-day year and actual days elapsed. Accrued but unpaid interest shall be compounded monthly.

     1. Payments. Interest accrued on the Note Amount as of the last day of each
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month, shall be due and payable on the first day of the next following month.
On the Maturity Date, the Note Amount, together with any accrued but unpaid interest thereon, shall be payable in full. All payments shall be made in lawful money of the United States of America and in immediately available funds at Lender's office, the address for which is specified in the Loan Agreement, or at such other place as the holder hereof may from time to time direct by written notice to Borrower.

     2. Maturity Date. The term of this Note shall be for a period of twelve
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(12) months from the date the Deed of Trust is recorded. If not sooner paid, the outstanding principal balance under this Note, all accrued and unpaid interest, and all other indebtedness of Borrower owing under any and all of the Loan Documents shall be due and payable in full on the Maturity Date.

     3. Application of Payments. All payments on this Note shall, at the option
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of the holder hereof, be applied first to the payment of accrued interest then payable.

     4. Prepayment. Borrower agrees that all loan fees and any prepaid finance
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charges are fully earned as of the date hereof and will not be subject to refund upon early payment (whether voluntary or as a result of default). Borrower may prepay the Note at any time prior to the Maturity Date.
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     5. Loan Agreement. This Note is entitled to all of the rights, benefits and
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privileges provided for in the Loan Agreement as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

     6. Collateral. This Note is secured by (a) the Deed of Trust (the "Deed of
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Trust") executed by Borrower, as trustor, in favor of Lender, as beneficiary, covering certain real property located in the County of San Bernardino, State of California (the "Property"), and (b) all other existing and future Security Documents.

     7. Defaults; Acceleration. The occurrence of any Event of Default as
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defined in the Loan Agreement shall be a default hereunder. Upon the occurrence of an Event of Default, Lender may declare the entire principal of the Note then outstanding (if not then due and payable thereunder) and all other obligations of Borrower hereunder and under the Loan Documents, to be due and payable immediately, and, subject to applicable provisions of law, upon any such declaration the principal of the Note and accrued and unpaid interest, and all other amounts to be paid under the Note, the Deed of Trust or any other Loan Document shall become and be immediately due and payable, anything in this Note or in the Deed of Trust to the contrary notwithstanding.

     8. Late Charge. Borrower acknowledges that if any interest payment is not
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made when due or if the entire amount due under this Note is not paid by the
Maturity Date, the holder hereof will incur extra administrative expenses (i.e.,
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in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because the actual damages suffered by the holder hereof by reason of such extra administrative expenses and loss of use of funds would be impracticable or extremely difficult to ascertain, Borrower agrees that five percent (5%) of the amount so delinquent shall be the amount of damages to which such holder is entitled, upon such breach, in compensation therefor. Therefore, Borrower shall, in the event any payment required under this Note is not paid within five
(5) days after the date when such payment becomes due and payable, without further notice, pay to the holder hereof as such holder's sole monetary recovery to cover such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of such delinquent payment. The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of the obligation of Borrower to make timely payments hereunder. Nothing in this Note shall be construed as an express or implied agreement by the holder hereof to forbear in the collection of any delinquent payment or in exercising any of its rights and remedies under the Loan Documents, or be construed as in any way giving Borrower the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of the holder hereof to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of such holder to collect such delinquent payments and any other amounts provided to be paid hereunder or under any security for this Note or to declare a default hereunder or under any security for this Note.

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     9. Default Rate. From and after the Maturity Date or the date which is five
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(5) days after the occurrence of any Event of Default, through and including the date such default is cured, at the option of the holder hereof, all amounts owing under the Note and all sums owing under all of the Loan Documents shall bear interest at a default rate equal to seventeen and one-quarter percent (17.25%) per annum ("Default Rate"). Such interest shall be paid on the first day of each month thereafter, or on demand if sooner demanded.

     10. Waivers. Borrower waives any right of offset it now has or may
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hereafter have against the holder hereof and its successors and assigns.
Borrower waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note (other than notices expressly required by the terms of the Loan Agreement). Borrower expressly agrees that any extension or delay in the time for payment or enforcement of this Note, to renewal of this Note and to any substitution or release of the Property, all without any way affecting the liability of Borrower hereunder. Any delay on Lender's part in exercising any right hereunder or under any of the Loan Documents shall not operate as a waiver. Lender's acceptance of partial or delinquent payments or the failure of Lender to exercise any rights shall not waive any obligation of Borrower or any right of Lender, or modify this Note, or waive any other similar default.

     11. Costs of Collection. Borrower agrees to pay all costs of collection
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when incurred and all costs incurred by the holder hereof in exercising or preserving any rights or remedies in connection with the enforcement and administration of this Note or following a default by Borrower, including but not limited to actual attorneys' fees. If any suit or action is instituted to enforce this Note, Borrower promises to pay, in addition to the costs and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees in such suit or action.

     12. Sale or Other Encumbrances.
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         (a) In order to induce Lender to make the loan secured hereby, Borrower agrees that if the Mortgaged Property or any part thereof or any interest therein, shall be sold (except sales for which a partial release of the Deed of Trust shall be made pursuant to the Loan Agreement), assigned, transferred, conveyed, pledged, mortgaged or encumbered with financing other than that secured hereby or otherwise alienated by Borrower whether voluntarily or involuntarily or by operation of law, except as shall be specifically hereinafter permitted or without the prior written consent of Lender, then Lender, at its option, may declare this Note, and all other obligations hereunder to be forthwith due and payable. Except as shall be otherwise specifically provided herein, any (a) change in the legal or equitable ownership of the Property whether or not of record, (b) change in the form of entity of Borrower, (c) change in ownership (including the hypothecation or encumbrance thereof) of a majority of the stock in Borrower held by Ira Norris, or (d) change in the controlling executives and directors of Borrower shall be deemed a transfer of an interest in the Property. In connection herewith, the financial stability and managerial and operational ability of Borrower is a substantial and material consideration to Lender in its agreement to make the loan to Borrower secured hereby. The transfer of an interest in the Mortgaged Property may materially alter

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and reduce Lender's security for the indebtedness secured hereby. Moreover,
Lender has agreed to make its loan based upon the presumed value of the Mortgaged Property and the Rents and Profits thereof. Therefore, it will be a diminution of Lender's security if junior financing, except as shall be permitted by Lender, or if other liens or encumbrances should attach to the Mortgaged Property.

         (b) Borrower may request Lender to approve a sale or transfer of the Mortgaged Property to a party who would become the legal and equitable owner of the Mortgaged Property and would assume any and all obligations of Borrower under the Loan Documents (the "Purchaser"). Lender shall not be obligated to consider or approve any such sale, transfer or assumption or request for the same. However, upon such request, Lender may impose limiting conditions and requirements to its consent to an assumption.

         (c) In the event ownership of the Mortgaged Property, or any part thereof, becomes vested in a person or persons other than Borrower, the Lender may deal with such successor or successors in interest with reference to this Note or the Deed of Trust in the same manner as with Borrower, without in any way releasing, discharging or otherwise affecting the liability of Borrower under this Note, the Deed of Trust or the other Loan Documents. No sale of Borrower's interest in the Mortgaged Property, no forbearance on the part of Lender, no extension of the time for the payment of the Deed of Trust indebtedness or any change in the terms thereof consented to by Lender shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of the Borrower herein, either in whole or in part. Any deed conveying the Mortgaged Property, or any part thereof, shall provide that the grantee thereunder assume all of Borrower's obligations under this Note, the Deed of Trust and all other Loan Documents. In the event such deed shall not contain such assumption, Lender shall have all rights reserved to it hereunder in the event of a default or if Lender shall not elect to exercise such rights and remedies, the grantee under such deed shall nevertheless be deemed to have assumed such obligations by acquiring the Mortgaged Property or such portion thereof subject to this Deed of Trust. Nothing contained in this section shall be construed to waive the restrictions against the transfer of the Mortgaged Property contained in Section 12(a).

     13. Usury. Borrower represents, warrants and covenants, for the reliance
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and benefit of Lender, that the Loan is exempt from the usury law set forth in
Article XV of the California Constitution. The Loan was arranged by Ira Norris, a duly licensed California real estate broker. Said broker, in his licensed capacity, has solicited the loan for Borrower in expectation of receiving compensation from Borrower and shall receive such compensation upon the funding of the Loan. Moreover, said broker has (a) introduced the parties to each other,
(b) assisted the Borrower in the preparation of the supporting documentation for the Loan, and (c) participated in the negotiation of the terms of the Loan. Because the Loan is therefore exempt from the usury law, Borrower hereby knowingly waives any defense it may have to the payment of the Loan pursuant to its terms and any claim that the Loan is usurious.

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     14. Notices. Any and all notices, demands and/or communications described
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herein, or which may be necessary or appropriate hereunder, shall be given as provided in the Deed of Trust.

     15. Assignment By Lender. Lender may assign its rights hereunder or obtain
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participants in this Note at any time, and any such assignee, successor or participant shall have all rights of the Lender hereunder; provided, however, that any such assignment shall in no way affect Lender's obligation to fund the Loan pursuant to the Loan Agreement and terms hereof.

     16. Multiple Parties. A default on the part of any one entity comprising
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Borrower of this Note shall be deemed a default on the part of Borrower hereunder.

     17. Construction. This Note shall be governed by and construed in
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accordance with the laws of the State of Nevada. This Note and all security documents and guaranties executed in connection with this Note have been reviewed and negotiated by Borrower and Lender at arms' length with the benefit of or opportunity to seek the assistance of legal counsel and shall not be construed against either party. The titles and captions in this Note are inserted for convenience only and in no way define, limit, extend, or modify the scope of intent of this Note.

     18. Partial Invalidity. If any section or provision of this Note is
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declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.



                                    "BORROWER":

                                    Inco Homes Corporation, a Delaware
                                    corporation


                                    By: __________________________
                                        Ira Norris, President

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